UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2025
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.

As previously disclosed, in December 2022, certain wholly-owned subsidiaries of Creative Media & Community Trust Corporation (the “Company”), consisting of 9460 Wilshire Blvd (BH) Owner, L.P., CIM/11600 Wilshire (Los Angeles), LP, CIM/11620 Wilshire (Los Angeles), LP, 1130 Howard (SF) Owner, L.P., CIM Urban REIT Properties IX, L.P., CIM/J Street Hotel Sacramento, L.P., CIM/J Street Garage Sacramento, L.P., and Two Kaiser Plaza (Oakland) Owner, LLC (each, a “Borrower” and, together, the “Borrowers”), entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders from time to time party thereto (the “Credit Agreement”).

On March 27, 2025, the Company entered into a Fifth Modification Agreement with JPMorgan Chase Bank, N.A., as administrative agent and lender (the “Fifth Modification Agreement”), effective as of March 25, 2025, pursuant to which the credit facility’s maturity date was extended from March 31, 2025 to May 31, 2025. As of March 25, 2025, the remaining aggregate principal balance outstanding under the 2022 credit facility was $15,000,000.

The foregoing description of the Fifth Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fifth Modification Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	10.1 Fifth Modification Agreement, dated March 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: April 2, 2025	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer